    [ILLEGIBLE]             ARTICLES OF INCORPORATION           RECEIVED
September, 14th 83                                        1003 SEP 14 PM 1:23
     BS 75.00                          OF                LT. GOV/SEC. OF STATE
                                                                 105677
                            SHERIDAN INDUSTRIES, INC.

      We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation.
                                                               [ILLEGIBLE]
                                ARTICLE I - Name

      The name of the corporation is: SHERIDAN INDUSTRIES INC.

                              ARTICLE II - Duration

      The period of it's duration is perpetual.

                              ARTICLE III - Purpose

      The specific purpose or purposes for which the Corporation is organized are:

      1. To have unlimited power to engage in and do any lawful act concerning any and all lawful businesses for which corporations may be organized under the laws of the State of Utah.

      2. To invest in mining and oil properties and operations and operations pertaining to oil and mining properties.

                           ARTICLE IV - Capitalization

      The aggregate number of shares which the Corporation shall have authority to issue is one hundred million (100,000,000 shares of voting or non-voting stock, having a par value of one tenth cent ($0.001) per share, a total of One Hundred Thousand Dollars (100,000.00

                           ARTICLE V - Paid-In Capital

      The Corporation shall not commence business until at least one thousand dollars ($1,000.00) has been received by it as consideration for the issuance of shares.

                              ARTICLE VI - By-Laws

      Provisions for the regulation of the internal affairs of the Corporation shall be set forth in the By-Laws.

                        ARTICLE VII - Pre-Emptive Rights

      No holder of shares of the capital stock of any class of the Corporation shall have any pre-emptive or preferential rights of subscription to any shares of any class of stock of the Corporation, whether new or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold.

                   ARTICLE VIII - Registered Office and Agent

      The address of this Corporation's initial registered office is 55 E. 3900 S., Salt Lake City, Utah 84107, and the name of it's initial registered agent at such address is Douglas H. Korth.

                             ARTICLE IX - Directors

      The number of directors which shall constitute the Board of Directors of the Corporation may vary from three (3) to nine (9) members as the Board may itself from time to time so determine. The initial Board of Directors hall be three (3) and the names and addresses of these persons are:

Douglas H. Korth                    11991 S. 1420 W.
                                    Riverton Utah 84065

Lewis H. De Young II                656 Malibu Drive
                                    Salt Lake City, Utah 84107

Lee Ann Korth                       11991 S. 1420 W.
                                    Riverton, Utah 84065

                            ARTICLE X - Incorporators

      The name and address of each incorporator is:

            Douglas H. Korth        11991 S. 1420 W.
                                    Riverton, Utah 84065

            Lewis H. De Young II    656 Malibu Drive
                                    Salt Lake City, Utah 84107

            Lee Ann Korth           11991 S. 1420 W.
                                    Riverton, Utah 84065

                          ARTICLE XI - Indemnification

      The Corporation shall indemnify any director or officer or former director or officer of the Corporation or any person who may have served at it's request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and reasonably incurred by that person in connection with the defense of any action, suit or proceeding, civil or criminal, in which that person is make a party by reason of being or having been such officer or director, except in relation to matters as to which that person shall be adjudged in such action, suit or proceeding to be liable for the negligence or misconduct in the performance of duties. Any such individual shall be indemnified by the Corporation to the fullest extent now or hereafter permitted by law.

                                -Signature Page-

                            Articles of Incorporation

                            SHERIDAN INDUSTRIES INC.


Dated this 14 day of Sept, 1983.


                                    /s/ Douglas H. Korth
                                    -------------------------------
                                    Douglas H. Korth


                                    /s/ Lee Ann Korth
                                    -------------------------------
                                    Lee Ann Korth


Subscribed and sworn to me on Sept 14, 1983


                                    /s/ Craig S. Butterfield  Riverton, Utah
                                    -------------------------------
                                    Notary Public- Residing in


                                    June 1986
                                    -------------------------------
                                    My Commission expires:


Dated this 14th day of Sept, 1983.


                                    /s/ Lewis H. De Young II
                                    -------------------------------
                                    Lewis H. De Young II


Subscribed and sworn to me on Sept. 14th, 1983


                                    /s/ Kim Weaver  SL County
                                    -------------------------------
                                    Notary Public- Residing in

                                                                   KIM A. WEAVER
                                                                   NOTORIAL SEAL
                                                                   STATE OF UTAH
                                                                    COMM EXP....

                                    4-1-87
                                    -------------------------------
                                    My commission expires:

[ILLEGIBLE]                   ARTICLES OF AMENDMENT              #105 677 BS
14th Mar 91                    TO THE ARTICLES OF                 RECEIVED
BS 3/14/91                      INCORPORATION OF            1991 MAR 14 AM 11:28
  [SEAL]                    SHERIDAN INDUSTRIES, INC.            [ILLEGIBLE]
                                                                STATE OF UTAH
ARTICLE I

      The name of the corporation is Sheridan Industries, Inc.

ARTICLE II

      ARTICLE IV of the Articles of Incorporation is hereby amended to read as follows:

                          ARTICLE IV -- Capitalization

                  The aggregate number of shares which the Corporation shall have authority to issue is 2,500,000 shares of common stock having a par value of four cents ($0.04) per share.

ARTICLE III

      On the 9th day of January, 1991, the Board of Directors of Sheridan Industries, Inc. unanimously adopted these Articles of Amendment to the Articles of Incorporation of Sheridan Industries, Inc.

ARTICLE V

      On the 28th day of January, 1991, Sheridan Industries, Inc. had outstanding 17,391,002 shares of common stock all of which were eligible to vote on this matter.

ARTICLE VI

      On the 28th day of January, 1991, at a duly called special meeting of the shareholders of Sheridan Industries, Inc., 12,039,202 shares were present, constituting a quorum and all 12,039,302 shares present were voted in favor of the resolution to amend the Articles of Incorporation as contained herein with no objections and no abstentions.

ARTICLE VII

      These amendments change the capitalization of the Corporation from 100,000,000 shares of $O.001 common stock, or $100,000 aggregate, to 2,500,000 shares of $0.04 common stock, or $100,000 aggregate.


                                  -Page 1 of 2-

/s/ Guy Scribner
---------------------------
Guy Scribner, President


/s/ Harry Croyle
---------------------------
Harry Croyle, Secretary


STATE OF UTAH         )
                      :  ss
COUNTY OF SALT LAKE   )

      On the 13th day of March, 1991, personally appeared before me Guy Scribner and Harry Croyle and duly acknowledged to me that they are the persons who signed the foregoing instrument as President and Secretary and that they have read the foregoing instrument and know the contents thereof and that the same is true of their own knowledge except as to those matters upon which they operate on information and belief and as to those matters believe them to be true.


/s/ Deidre S. Glad
-------------------------
NOTARY PUBLIC

Residing in SLC, UT 84115

My Commission Expires: May 5, 1993                      [NOTARY STAMP]


                                  -Page 2 of 2-

                              ARTICLES OF AMENDMENT                   105 677 BS
                               TO THE ARTICLES OF
                                INCORPORATION 0F
                            SHERIDAN INDUSTRIES, INC.

ARTICLE I

      The new name of the corporation is Associated Healthcare, Inc. (formerly Sheridan Industries, Inc.)

ARTICLE VI

      On the 8th day of May 1991, at a duly called special meeting of the shareholders of Sheridan Industries, Inc. was held at 3204 South 300 West. At this time there were 434,775 outstanding to vote on the resolution to change the name from Sheridan Industries, Inc. to Associated Healthcare, Inc.. 248,900 shares were present, constituting a quorum, and 248,900 shares present voted in favor of the resolution to amend the Articles of Incorporation as contained herein. The corporation did not receive any proxies indicating a (no) vote on the amendment.


/s/ Guy Scribner
--------------------------
Guy Scribner, President


/s/ Harry Croyle
---------------------------
Harry Croyle, Secretary

                                                                   RECEIVED
                                                             1991 MAY-9 AM 11:07
                                                                 [ILLEGIBLE]

                                                                 [ILLEGIBLE]
                                                                 7th May 91
                                                                  BS 5/9/91
                                                                    [SEAL]

STATE OF UTAH         )
                      :  ss
COUNTY OF SALT LAKE   )

      On the 8th day of May, 1991, Guy Scribner and Harry Croyle personally appeared before me and duly acknowledged to me that they are the persons who signed the foregoing instrument as President and Secretary and that they have read the attached instrument, (Amendments to the Articles of Incorporation of Associated Healthcare, Inc.) and know the contents thereof to be true and correct.


/s/ Deidre S. Glad
-------------------------
NOTARY PUBLIC

Residing in Salt Lake City, UT 84115

My Commission Expires: May 5, 1993                      [NOTARY STAMP]

                State of Utah                                     #105677
            Department of Commerce                                   BS
Division of Corporations and Commercial Code

I hereby certify that the foregoing has been filed and approved on the [ILLEGIBLE] day of [ILLEGIBLE] in the office of this Division and hereby issue this Certificate thereof.

Examiner BS           Date 2/28/92

[SEAL]                /s/ Gary R. Hanson
                      Division Director

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           ASSOCIATED HEALTHCARE, INC.
--------------------------------------------------------------------------------

The undersigned do hereby declare and certify that:

      (1) They are respectively the President and Secretary of Associated Healthcare Inc, a Utah corporation.

      (2) That this Certificate of Amendment was authorized and adopted by a majority of the Shareholders of the Corporation, and,

      (3) That the Amendments contained herein was adopted, ratified, and approved by more than a majority of the shares outstanding of this corporation, there being 434,775 shares of the corporation issued and outstanding, and the following resolution being adopted by 222,275 shares voting in favor of with no objections at the Annual Shareholders Meeting held the 30th day of January, 1992.

            "RESOLVED, that pursuant to the Resolution adopted by the Shareholders of this Corporation on January 30, 1992, Article I of this corporation shall be amended to read: "THE NAME OF THIS CORPORATION IS SHERIDAN INDUSTRIES, INC.", and be it;

            "FURTHER RESOLVED, that Article IV of the Articles of Incorporation be and hereby is amended to read: "THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS FIFTY MILLION (50,000,000) SHARES OF VOTING AND/OR NON-VOTING STOCK, HAVING A PAR VALUE OF TWO TENTHS OF ONE CENT ($0.002) PER SHARE, A TOTAL OF ONE HUNDRED THOUSAND DOLLARS ($100,000.00)".

      The undersigned do further declare and certify that they have made and filed this Certificate of Amendment pursuant to the Resolutions adopted by the shareholders and Directors of this corporation as hereinabove stated.

      We, Lloyd Richards and James S. Ross, do hereby certify that we are respectively the duly elected President and the duly elected and qualified Secretary and keeper of the records and corporate seal of Associated Healthcare, Inc., a corporation organized and under the laws of the State of Utah, and that the above is a true and correct copy [Illegible] resolution duly adopted at a meeting of the Shareholders thereof, convened and held in accordance with law and the Bylaws of said Corporation on the 30th day of January, 1992 and that such resolution is now in full force and effect.

      IN WITNESS THEREOF, we have affixed our names as President and as Secretary of the Corporation this 25th day of February, 1992.


/s/ James S. Ross                   /s/ Lloyd Richards
--------------------------          -----------------------------
James S. Ross, Secretary            Lloyd Richards, President


STATE OF CALIFORNIA         }
                            } ss.
COUNTY OF SAN DIEGO         }

      On this 26th day of February, 1992, before me personally appeared Mr. Lloyd Richards and Mr. James S. Ross, in their respective capacities as President and Secretary of Associated Healthcare, Inc., who, being first duly sworn, acknowledged that they executed the foregoing instrument in the name of said entity, that they had the authority to execute [Illegible], and that they executed same as the act and deed of said entity for the uses and purposes therein stated.

      Witness my had and official seal.

      My commission expires 12/15/97.

                                                         [SEAL] OFFICIAL SEAL
                                                             ALLEN C. STOUT
                                                       NOTARY PUBLIC-CALIFORNIA
                                                            SAN DIEGO COUNTY
                                                     MY COMM. EXP. DEC. 15, 1992

                               /s/ Allen C. Stout
                             -------------------
                                  Notary Public